UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 28, 2010 (December 14, 2010)

ALR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-30414
(Commission File No.)

3350 Riverwood Pkwy
Suite 1900
Atlanta, Georgia 30339
(Address of principal executive offices and Zip Code)

(678) 881-0002
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On December 14, 2010, Ms. Irene Ho demanded that we repay her promissory note.

The Company issued a $200,000 promissory note to Ms. Ho on June 4, 2003. The terms of the promissory note were as follows:

•	Repayment was to occur on or before July 31, 2003;
•	Interest would be charged on the outstanding balance of the promissory note at 1% per month;
•	The note was secured by a floating and fixed charge over all of the receivables and inventories of the Company, shared equally amongst all Promissory notes; and
•	The note was personally guaranteed by our Chief Executive Officer, Sidney Chan.

No amount has been repaid to date and no terms were renegotiated.

As at the date of this report, the total balance due is $365,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 28th day of December, 2010.

ALR TECHNOLOGIES INC.

BY:	LAWRENCE WEINSTEIN
Lawrence Weinstein
President, Chief Operating Officer and a member of the Board of Directors